                                                                    EXHIBIT 99.2

                         PRO FORMA FINANCIAL INFORMATION

              The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give effect to the planned acquisition of Avis Group Holdings, Inc. (Avis) (the Acquisition) to be accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Financial Statements are based on the historical Consolidated Financial Statements of Cendant Corporation (Cendant) and Avis under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes that the Acquisition was consummated on September 30, 2000 and the Unaudited Pro Forma Condensed Combined Statements of Operations assumes the Acquisition was consummated on January 1, 1999. Pro forma adjustments to Cendant's historical results of operations for the year ended December 31, 1999 have been included to reflect its October 2000 plan to spin-off its individual membership business as it has not yet been reflected in Cendant's historical financial statements. This spin-off has been treated as a discontinued operation in accordance with generally accepted accounting principles. Avis currently pays Cendant for services Cendant provides related to call centers and information technology and for the use of Cendant trademarks. All intercompany transactions have been eliminated on a pro forma basis.

              Cendant currently retains an equity investment from its 18% ownership in Avis common stock (5.5 million shares) and we also own over 99% ($383 million) of the preferred stock of Avis. In addition, Cendant has recorded a deferred gain liability, proportionate to our common ownership percentage of Avis, relating to a sale of our PHH Fleet business to Avis on June 30, 1999. Accordingly, the historical statement of operations for the year ended December 31, 1999 includes the results of operations for the PHH Fleet business as follows: January 1, 1999-June 30, 1999 is reflected as part of Cendant historical and July 1, 1999-December 31, 1999 as part of Avis Historical. In
              August, 2000, Avis contributed its European vehicle management and leasing business (PHH Europe) to a newly formed a joint venture in exchange for cash, settlement of intercompany debt and a 20% interest in the venture (the PHH Europe Transaction). The accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 for Avis and Cendant have been adjusted to reflect the PHH Europe Transaction assuming it occurred (including accounting for the retained interest as an equity investment) at July 1, 1999 for Avis and January 1, 1999 for Cendant. The accompanying Avis statement of operations for the nine months ended September 30, 2000 has also been adjusted to reflect the PHH Europe Transaction.

              The Pro Forma adjustments are based on the Agreement and Plan of Merger which provides for Avis stockholders to receive $33 in cash for each share of Avis common stock. Cendant, through its wholly-owned subsidiary PHH Corporation (PHH), will make payments totaling $967 million, including payments to Avis shareholders ($937 million), inclusive of the net cash obligation related to Avis stock options expected to be cancelled prior to the consummation, and estimated expenses of the transaction
              ($30 million). The Pro Forma Condensed Combined Financial Statements reflect $690 million of the purchase price will be financed from new borrowings available to Cendant through its wholly-owned subsidiary, PHH, and $277 million will be provided from Cendant's available cash. The actual funding for the Acquisition and the corresponding interest rate for the debt will be determined subsequent to the filing of this Form 8-K but before the expected closing date of the proposed acquisition. In addition, actual funding could include proceeds from the potential issuance of Cendant's CD common stock. The amount of borrowings and the related interest rates will be determined based upon the then market conditions and may differ from the amounts reflected in the accompanying pro forma financial statements. In addition, Cendant will assume approximately $7.3 billion of net debt of Avis ($6.7 billion of which relates to vehicle financing).

              For purposes of developing the Unaudited Pro Forma Condensed Combined Balance Sheet, Avis' assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill. These fair market values are based on preliminary estimates. Cendant has not performed appraisals, evaluations or other studies of the fair value of Avis' assets and liabilities. Accordingly, the pro forma adjustments may be subject to revision once the appraisals, evaluations and other studies of the fair value of Avis' assets and liabilities are complete. Subsequent to the Acquisition, Cendant intends to implement a plan to realign and reorganize certain ARAC operations. The costs of implementing the plan, which may be substantial, have not been reflected in the accompanying pro forma financial statements. The impact of this realignment could increase or decrease the amount of goodwill and intangible assets, net, and related amortization of goodwill in the accompanying pro forma financial statements. The Unaudited Pro Forma Condensed Combined Statements of Operations exclude any benefits that may result from the Acquisition due to synergies that may be derived or from the elimination of duplicate efforts.

              Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma condensed combined results. Cendant has completed or announced other acquisitions and dispositions which are not significant and accordingly have not been included in the accompanying pro forma financial statements. The Unaudited Pro Forma Condensed Combined Financial Statements may not be indicative of the results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying notes for Cendant and Avis.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                  (IN MILLIONS)


                                                                   HISTORICAL             PRO FORMA        PRO FORMA
                                                             CENDANT         AVIS        ADJUSTMENTS        COMBINED
                                                             --------      --------      -----------       ----------
ASSETS
   Current Assets
     Cash and cash equivalents                               $  1,215      $    106      $   (277)(a)     $  1,044
     Deferred income taxes                                      1,293            --            36 (b)        1,329
     Receivables and other current assets                       1,397         1,179           (33)(f)        2,543
                                                             --------      --------      --------         --------
   Total current assets                                         3,905         1,285          (274)           4,916

   Vehicles, net-rental                                            --         4,010            --            4,010
   Property and equipment, net                                  1,242           188            --            1,430
   Goodwill, net                                                3,000         1,299           201(c)         4,500
   Other assets                                                 3,421           475          (514)(c)        3,382
                                                             --------      --------      --------         --------
   Total assets exclusive of assets under programs             11,568         7,257          (587)          18,238

   Assets under management and mortgage programs                3,018         3,014            --            6,032
                                                             --------      --------      --------         --------
TOTAL ASSETS                                                 $ 14,586      $ 10,271      $   (587)        $ 24,270
                                                             ========      ========      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
     Accounts payable and other current liabilities          $  1,532      $  1,365      $    (33)(f)     $  2,864
     Stockholder litigation settlement and related costs        2,886            --            --            2,886
                                                             --------      --------      --------         --------
   Total current liabilities                                    4,418         1,365           (33)           5,750

   Vehicle debt                                                    --         3,920            --            3,920
   Long-term debt                                               2,074           605            --            2,679
   Deferred income and other noncurrent liabilities               884           323          (115)(c)        1,092
                                                             --------      --------      --------         --------
   Total liabilities exclusive of liabilities
     under management and mortgage programs                     7,376         6,213          (148)          13,441

   Liabilities under management and mortgage programs
     Debt                                                       2,143         2,830           690(d)         5,663
     Deferred income taxes                                        321            --            --              321
                                                             --------      --------      --------         --------
                                                                2,464         2,830           690            5,984

   Preferred membership interest                                   --            99            --               99

   Mandatorily redeemable preferred interest
     in a subsidiary holding debt                               1,681            --            --            1,681
   Mandatorily redeemable preferred interest in
     a subsidiary                                                 375            --            --              375

   Commitments and contingencies

   Stockholders' equity
     Preferred stock                                               --           385          (385)(e)           --
     Common stock                                                   9            --            --                9
     Move.com common stock                                         --            --            --               --
     Additional paid-in capital                                 4,571           593          (593)(e)        4,571
     Retained earnings                                          1,883           267          (267)(e)        1,883
     Accumulated other comprehensive loss                        (204)          (13)           13 (e)         (204)
     Treasury stock                                            (3,569)         (103)          103 (e)       (3,569)
                                                             --------      --------      --------         --------
   Total stockholders' equity                                   2,690         1,129        (1,129)           2,690
                                                             --------      --------      --------         --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 14,586      $ 10,271      $   (587)        $ 24,270
                                                             ========      ========      ========         ========

Note: Certain reclassifications have been made to the historical results of Avis to conform with Cendant's classifications.

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet was prepared to reflect the planned Acquisition of Avis, which will be accounted for under the purchase method of accounting, as if it occurred on September 30, 2000. The purchase price of $967 (including expenses directly attributable to the Acquisition of $30) was based on acquiring 100 percent of the Avis common and preferred shares outstanding, which were not already owned by Cendant as of the assumed acquisition date, and the purchase price as set forth in the Agreement and Plan of Merger dated as of November 11, 2000 of $33 per share.

The following is a summary of estimated adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet:

(a)      Represents available cash expected to be used to fund the Acquisition.

(b) Represents the estimated tax benefit from the exercise of Avis stock options ($24) and deferred tax asset ($12) resulting from the difference between book and tax basis for transaction costs associated with the Acquisition.

(c) Estimated adjustments to goodwill representing the excess of the cost over the fair value of the net assets acquired:

         Calculation of acquisition goodwill:
              Cash consideration                                                                 $          967

              Fair value of identifiable net assets acquired:
                Book value of Avis                                                                        1,129
                Tax benefit related to the estimated payment of the net cash obligation
                  from the cancellation of Avis stock options                                                24
                Elimination of Avis goodwill                                                             (1,299)
                Deferred income tax assets                                                                   12
                                                                                                 --------------
              Fair value of identifiable net assets acquired                                               (134)
                                                                                                 --------------

         Cendant's basis in its current ownership of Avis (common and preferred equity
              investment of $514 net of deferred gain of $115)                                              399
                                                                                                 --------------
         Acquisition goodwill                                                                    $        1,500
                                                                                                 ==============

         Calculation of goodwill acquisition adjustment:
              Acquisition goodwill                                                               $        1,500
              Avis goodwill                                                                              (1,299)
                                                                                                 --------------
                Goodwill acquisition adjustment                                                  $          201
                                                                                                 ==============

(d)      Represents estimated acquisition borrowings for the purchase of outstanding shares.

(e)      The elimination of the equity balances of Avis.

(f)      Elimination of balances between Cendant and Avis related to current business relationships.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                    HISTORICAL    ADJUSTED     PRO FORMA      PRO FORMA
                                                     CENDANT       AVIS(1)    ADJUSTMENTS      COMBINED
                                                     --------     --------    -----------     ----------
REVENUES
     Service fees, net                               $ 2,852      $   113     $  (207)(a)     $ 2,758
     Vehicle rental                                       --        1,989          --           1,989
     Vehicle leasing and other fees                       --          111          --             111
     Other                                               110            5         (31)(b)          84
                                                     -------      -------     -------         -------
Net revenues                                           2,962        2,218        (238)          4,942

EXPENSES
   Direct operating                                      994          716        (166)(a)       1,544
   Vehicle depreciation and lease charges                 --          511          --             511
   Selling, general, and administrative                  804          482          --           1,286
   Interest, net                                          85          229          10(c)          324
   Depreciation and amortization                         244           56           4(d)          304
   Other charges
     Restructuring and unusual                            89           --          --              89
     Litigation settlement                               (21)          --          --             (21)
     Investigation related                                15           --          --              15
                                                     -------      -------     -------         -------
Total expenses                                         2,210        1,994        (152)          4,052

Net loss on disposition of businesses                     (7)          --         (35)(e)         (42)
                                                     -------      -------     -------         -------


INCOME BEFORE INCOME TAXES AND MINORITY INTEREST         745          224        (121)            848
Provision (benefit) for income taxes                     234          105         (31)(f)         308
Minority interest                                         61           --          --              61
                                                     -------      -------     -------         -------
INCOME (LOSS) FROM CONTINUING OPERATIONS             $   450      $   119     $   (90)        $   479
                                                     =======      =======     =======         =======

CENDANT COMMON STOCK INCOME PER SHARE
INCOME PER SHARE FROM CONTINUING OPERATIONS:
   Basic                                             $  0.63           --          --         $  0.67
   Diluted                                           $  0.61           --          --         $  0.64

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                 722           --          --             722
   Diluted                                               763           --          --             763

MOVE.COM COMMON STOCK LOSS PER SHARE
LOSS PER SHARE FROM CONTINUING OPERATIONS:
   Basic                                             $ (1.22)          --          --         $ (1.22)
   Diluted                                           $ (1.22)          --          --         $ (1.22)

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                   4           --          --               4
   Diluted                                                 4           --          --               4


(1) See Supplemental Unaudited Pro Forma Condensed Statement of Operations of Avis, included elsewhere herein.

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

The following is a summary of the estimated adjustments in the Unaudited Pro Forma Condensed Combined Statement of Operations:

(a) Elimination of amounts paid by Avis to Cendant ($166) for services related to call centers and information technology and for the use of trademarks and interest cost ($41) on the acquisition financing computed based on PHH's estimated cost of debt of 8% (rates which are currently available), based upon varying financing vehicles for the total borrowings of $690. For every 1/8% (0.125 basis points) change in the assumed interest rate for the borrowings, there would be a corresponding effect of approximately $.5 (less than $.001 per share) on the pro forma combined net earnings.

(b) Elimination of Cendant's earnings attributable to its investment in Avis.

(c) The reduction of interest income ($10) from the use of existing cash to fund a portion of the transaction. Interest income is based on Cendant's current rate for cash investments of 5 percent. For every 1/8% change in the assumed interest rate on invested cash, there would be a corresponding effect of approximately $.2 (less than $.001 per share) on the pro forma combined net earnings.

(d) Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill.

(e) Reversal of a $35 gain recorded by Cendant, which represents the recognition of a portion of its previously recorded deferred gain from the sale of its fleet business due to the PHH Europe Transaction.

(f) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 37.5% (not including adjustments for non-deductible goodwill), except item e, where the tax effect was approximately 2% (the rate at which taxes were provided on the related gain).

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                    PRO FORMA ADJUSTMENTS
                                                                    ---------------------
                                          HISTORICAL    ADJUSTED   DISCONTINUED    PHH EUROPE                    PRO FORMA
                                            CENDANT      AVIS(1)   OPERATIONS(2)  TRANSACTION(3)  ACQUISITION    COMBINED
                                          ----------    --------   -------------  --------------  -----------    ---------
REVENUES
   Service fees, net                        $ 5,183      $    63     $  (895)     $   (79)        $  (263)(a)     $ 4,009
   Vehicle rental                                --        2,501          --           --              --           2,501
   Vehicle leasing and other fees                30           76          --           (1)             --             105
   Other                                        189            7          --            8 (g)         (41)(b)         163
                                            -------      -------     -------      -------         -------         -------
Net revenues                                  5,402        2,647        (895)         (72)           (304)          6,778

EXPENSES
   Direct operating                           1,795          957        (208)         (26)           (208)(a)       2,310
   Vehicle depreciation and lease
     charges                                     --          667          --           --              --             667
   Selling, general, and administrative       1,688          540        (552)         (22)             --           1,654
   Interest, net                                199          241          (2)         (41)(h)          14(c)          411
   Depreciation and amortization                371           54         (24)         (10)              5(d)          396
   Other charges:
     Litigation settlement                    2,894           --          --           --              --           2,894
     Investigation related                       21           --          --           --              --              21
     Merger-related costs and
       other unusual                            110           --         (85)          --              --              25
     Termination of proposed
       acquisition                                7           --          --           --              --               7
                                            -------      -------     -------      -------         -------         -------
Total expenses                                7,085        2,459        (871)         (99)           (189)          8,385

Net gain on dispositions of
   businesses                                 1,109           --        (142)          --            (881)(e)          86
                                            -------      -------     -------      -------         -------         -------


INCOME BEFORE INCOME TAXES
   AND MINORITY INTEREST                       (574)         188        (166)          27            (996)         (1,521)
Provision (benefit) for income
   taxes                                       (406)          90         (62)          11             (56)(f)        (423)
Minority interest                                61           --          --           --              --              61
                                            -------      -------     -------      -------         -------         -------
INCOME (LOSS) FROM CONTINUING
   OPERATIONS                               $  (229)     $    98     $  (104)     $    16         $  (940)        $(1,159)
                                            =======      =======     =======      =======         =======         =======

INCOME (LOSS) PER SHARE FROM
   CONTINUING OPERATIONS:
   Basic                                    $ (0.30)                                                              $ (1.54)
   Diluted                                  $ (0.30)                                                              $ (1.54)

WEIGHTED AVERAGE SHARES
   OUTSTANDING:
   Basic                                        751                                                                   751
   Diluted                                      751                                                                   751

(1) See Supplemental Unaudited Pro Forma Condensed Statement of Operations of Avis, included elsewhere herein.
(2) Represents the adjustment required to reflect Cendant's individual membership business as discontinued operations.
(3) Reflects the results of PHH Europe operations for the period from January 1, 1999 to the date of disposition by Cendant (June 30, 1999) as adjusted for equity in earnings from the retained investment, net of amortization of the excess cost over assets acquired and the reduction in interest expense resulting from the $1,053 in proceeds from the PHH Europe Transaction for the period from January 1, 1999 to June 30, 1999 (see notes g and h in the notes to Unaudited Pro Forma Condensed Combined Financial Statements)

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

The following is a summary of estimated adjustments in the Unaudited Pro Forma Condensed Combined Statement of Operations:

(a) Elimination of amounts paid by Avis to Cendant ($208) for services related to call centers and information technology and for the use of trademarks and interest cost ($55) on the acquisition financing computed based on PHH's estimated cost of debt of 8% (rates which are currently available), based upon varying financing vehicles for the total borrowings of $690. For every 1/8% (0.125 basis points) change in the assumed interest rate for the borrowings, there would be a corresponding effect of approximately $1 (less than $.001 per share) on the pro forma combined net earnings.

(b) Elimination of Cendant's earnings attributable to its investment in Avis.

(c) The reduction of interest income ($14) from the use of existing cash to fund a portion of the transaction. Interest income is based on Cendant's current rate for cash investments of 5 percent. For every 1/8% change in the assumed interest rate on invested cash, there would be a corresponding effect of approximately $.2 (less than $.001 per share) on the pro forma combined net earnings.

(d) Amortization of goodwill generated on the excess of cost over fair value of the net assets acquired on a straight line basis over 40 years, net of reversal of Avis' amortization of pre-acquisition goodwill.

(e) Reversal of an $881 gain recorded by Cendant on the sale of PHH Fleet Leasing business to Avis on June 30, 1999.

(f) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 37.5% (not including adjustments for non-deductible goodwill), except item (e), where the tax effect was approximately 2% (the rate at which taxes were provided on the related gain)

(g) Represents the fleet management technology fee income and the equity in the earnings of the joint venture formed pursuant to the PHH Europe Transaction for the period January 1, 1999 to June 30, 1999.

(h) Interest reduction as a result of the retirement of 7 3/4% term loans related to the application of proceeds of $1,053 from the PHH Europe Transaction.

                AVIS SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION

              The accompanying Unaudited Pro Forma Condensed Statements of Operations were prepared to reflect the historical consolidated financial statements of Avis adjusted to reflect the PHH Europe Transaction as set forth in the accompanying Notes to the Avis Supplemental Unaudited Pro Forma Condensed Statements of Operations. Avis will receive an annual license fee in connection with the PHH Europe Transaction for the license of the PHH fleet management technology, PHH interactive. Avis utilized the proceeds of the PHH Europe Transaction to reduce Avis' indebtedness and pay transaction costs.

                   SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                  (IN MILLIONS)


                                                    HISTORICAL   PHH EUROPE      PRO FORMA        ADJUSTED
                                                       AVIS     TRANSACTION(a)   ADJUSTMENTS        AVIS
                                                    ----------  --------------   -----------      --------
REVENUES
     Service fees, net                                 $  199       $  (86)       $   --           $  113
     Vehicle rental                                     1,989           --            --            1,989
     Vehicle leasing and other fees                       123          (12)           --              111
     Other                                                 --           --          5(b)                5
                                                       ------       ------        ------           ------
Net revenues                                            2,311          (98)            5            2,218

EXPENSES
   Direct operating                                       716           --            --              716
   Vehicle depreciation and lease charges                 511           --            --              511
   Selling, general, and administrative                   538          (56)           --              482
   Interest, net                                          287           --           (58)(c)          229
   Depreciation and amortization                           71          (12)           (3)(d)           56
   Other charges
     Restructuring and unusual                             --           --            --               --
     Litigation settlement                                 --           --            --               --
     Investigation related                                 --           --            --               --
                                                       ------       ------        ------           ------
Total expenses                                          2,123          (68)          (61)           1,994

Net gain on disposition of businesses                      --           --            --               --
                                                       ------       ------        ------           ------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST          188          (30)           66              224
Provision (benefit) for income taxes                       83           (3)           25(e)           105
Minority interest                                          --           --            --               --
                                                       ------       ------        ------           ------
INCOME (LOSS) FROM CONTINUING OPERATIONS               $  105       $  (27)       $   41           $  119
                                                       ======       ======        ======           ======


Note: Certain reclassifications have been made to the historical results of Avis to conform with Cendant's classifications.

 See accompanying Notes to Supplemental Unaudited Pro Forma Condensed Financial Statements.

                   SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (IN MILLIONS)


                                                     HISTORICAL    PHH EUROPE     PRO FORMA       ADJUSTED
                                                        AVIS     TRANSACTION(a)  ADJUSTMENTS        AVIS
                                                     ----------  --------------  -----------      --------
REVENUES
     Service fees, net                                 $  139       $  (76)       $   --           $   63
     Vehicle rental                                     2,501           --            --            2,501
     Vehicle leasing and other fees                        85           (9)           --               76
     Other                                                 --           --             7(b)             7
                                                       ------       ------        ------           ------
Net revenues                                            2,725          (85)            7            2,647

EXPENSES
   Direct operating                                       957           --            --              957
   Vehicle depreciation and lease charges                 667           --            --              667
   Selling, general, and administrative                   582          (42)           --              540
   Interest, net                                          288           --           (47)(c)          241
   Depreciation and amortization                           65           (8)           (3)(d)           54
   Other charges
     Litigation settlement                                 --           --            --               --
     Investigation related                                 --           --            --               --
     Merger-related costs and other unusual                --           --            --               --
     Termination of proposed acquisition                   --           --            --               --
                                                       ------       ------        ------           ------
Total expenses                                          2,559          (50)          (50)           2,459

Net gain on disposition of businesses                      --           --            --               --
                                                       ------       ------        ------           ------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST          166          (35)           57              188
Provision (benefit) for income taxes                       73           (4)           21(e)            90
Minority interest                                          --           --            --               --
                                                       ------       ------        ------           ------
INCOME (LOSS) FROM CONTINUING OPERATIONS               $   93       $  (31)       $   36           $   98
                                                       ======       ======        ======           ======


Note: Certain reclassifications have been made to the historical results of Avis to conform with Cendant's classifications.

  See accompanying Notes to Supplemental Unaudited Pro Forma Condensed Financial Statements.

                     NOTES TO SUPPLEMENTAL UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS
                                  (IN MILLIONS)

The following is a summary of estimated adjustments to the Avis Pro Forma Financial Statements:

(a) Represents the adjustment to remove the results of operations of PHH Europe for the period July 1, 1999 to December 31, 1999 and for the nine months ended September 30, 2000.

(b) Fleet management technology fee income and the equity in the earnings of the joint venture formed pursuant to the PHH Europe Transaction for the period July 1, 1999 to December 31, 1999 and for the nine months ended September 30, 2000, net of amortization of the excess of cost over the assets acquired.

(c) Interest reduction as a result of the retirement of acquisition debt and revolving credit facilities related to the application of proceeds of $1,053 from the PHH Europe Transaction.

(d) Decrease in amortization expense relating to goodwill generated from the PHH Europe Transaction, net of reversal of PHH Europe goodwill.

(e) Represents the income tax effect of the pro forma adjustments at an estimated statutory rate of 39% (not including adjustments for non-deductible goodwill).

                   CENDANT CORPORATION TO ACQUIRE OUTSTANDING
                 AVIS GROUP SHARES FOR $33.00 PER SHARE IN CASH

NEW YORK AND GARDEN CITY, NY, NOVEMBER 13, 2000- Cendant Corporation
(NYSE: CD) and Avis Group Holdings, Inc. (NYSE: AVI) today announced that they have entered into a definitive agreement for Cendant to acquire all of the outstanding shares of Avis Group that are not currently owned by Cendant at a price of $33.00 per share in cash. Approximately 25.6 million outstanding shares of Avis Group common stock, and options to purchase an additional approximately
7.9 million Avis Group shares, are not owned by Cendant. Accordingly, the transaction has an equity value of approximately $935 million, net of option proceeds.

The shares will be acquired at a price of $33.00 per share in a cash merger pursuant to which Avis Group will be merged with an indirect wholly owned subsidiary of Cendant. Upon completion of the transaction, Avis Group will become a subsidiary of Cendant. The merger is conditioned upon, among other things, approval of a majority of the votes cast by Avis Group stockholders who are unaffiliated with Cendant and customary regulatory approvals.
The transaction is expected to close in the first quarter of 2001.

"We expect this transaction to be immediately accretive to Cendant's earnings," said Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman. "Additionally we look forward to the combination with Avis Group to enhance both our off-line and online travel strategies."

"We're very pleased that our successful business strategy has now resulted in a substantial increase in shareholder value - approximately 74% over the past year," said Avis Group Chairman and Chief Executive Officer A. Barry Rand. "Over the past 12 months, we have successfully transformed Avis Group into the leading comprehensive vehicle management solutions provider with award-winning technology. We have substantially strengthened our balance sheet and significantly improved our free cash flow, while attaining our 13th consecutive quarter of EPS growth above 20%. Now, we look forward to combining with Cendant, a company with significant financial strength and broad travel industry assets."

ABOUT AVIS GROUP HOLDINGS, INC.
Avis Group Holdings, Inc. is one of the world's leading service and information providers for comprehensive automotive transportation and vehicle management solutions. Avis Group operates Avis Rent A Car, the world's second largest general-use car rental business, with locations in the United States, Canada, Australia, New Zealand and the Latin American Caribbean region; PHH Arval, one of the world's leading vehicle management companies; and Wright Express, the world's largest fleet card provider. For additional information and news concerning Avis Group, please log onto the Avis web site at www.avis.com or call Company News on Call (800-758-5804, access code #078975).

ABOUT CENDANT CORPORATION
Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and WizCom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com or by calling877-4INFO-CD (877-446-3623).

STATEMENTS ABOUT FUTURE RESULTS MADE IN THIS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE SPECIFIED IN FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 FOR AVIS GROUP AND IN FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2000 FOR CENDANT.

Media Contacts:                     Investor Contacts:
Cendant Corporation                 Cendant Corporation
Elliot Bloom                        Denise Gillen 212-413-1833
212-413-1832                        Sam Levenson 212-413-1834

Avis Group Holdings, Inc.           Avis Group Holdings, Inc.
David Fluhrer                       Elizabeth Logler
516-222-3230                        516-222-4795